UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 29, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 17, 2012, ATP Oil & Gas Corporation (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) Case No. 12-36187.

Effective as of November 15, 2012, but approved by the Bankruptcy Court on November 29, 2012, the Company entered into a Decommissioning Trust Agreement (the “DTA”) with the United States of America, acting by and through the Bureau of Ocean Energy Management (“BOEM”), of the United States Department of the Interior, and JPMorgan Chase Bank, N.A. (the “Trustee”), pursuant to which the Company will fund a trust account to comply with supplemental bonding requirements related to its decommissioning obligations for the following properties: OCS-G27532 (High Island Block A-589), OCS-G24130 (Mississippi Canyon Block 942), OCS-G26078 (Ship Shoal Block 351), OCS-G19822 (Ship Shoal Block 358), OCS-G14518 (South Timbalier Block 48) and OCS-G24786 (West Cameron Block 663). Pursuant to the DTA, the Company is able to meet its regulatory bonding requirements related to its decommissioning obligations for such properties by funding $27,105,000, which is the total estimated decommissioning obligation for such properties. Half of this amount will be deposited with the Trustee by January 31, 2012, with the second half deposited with the Trustee in quarterly installments over the following eighteen months.

In connection with entering into the DTA, the Company entered into four additional Decommissioning Trust Agreements on substantially identical terms to the DTA except with respect to (i) the properties covered by the agreement, (ii) the underlying decommissioning obligation amount and (iii) the funding schedule (all of which is set forth in the table below).

Property	Obligation Amount	Funding Schedule
OCS-G13198 (Atwater Valley 63)	4,250,000.00	$2,125,000.00 on or before 12/10/12; $1,062,500.00 on or before 12/31/2012; $1,062,500.00 on or before 1/31/13
OCS-G30221 (Garden Banks 142)	$11,695,000.00	$2,473,605.00 on or before 12/10/12; $4,610,697.50 on or before 12/31/2012; $4,610,697.50 on or before 1/31/13
OCS-G23617 (Ship Shoal 322)	$2,275,000.00	$237,500.00 on or before 12/10/12; $1,018,750.00 on or before 12/31/2012; $1,018,750.00 on or before 1/31/13
OCS-G25864 (West Cameron 432)	$420,000.00	$210,000.00 on or before 12/10/12; $105,000.00 on or before 12/31/2012; $105,000.00 on or before 1/31/13

The foregoing summary of the DTA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DTA, which is attached hereto as Exhibit 10.1, and any order entered by the Bankruptcy Court.

Effective as of November 29, 2012, and approved by the Bankruptcy Court on November 29, 2012, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with the United States of America, acting by and through BOEM and the Bureau of Safety and Environmental Enforcement (“BSEE”), each of the United States Department of the Interior, pursuant to which the Company, BOEM and BSEE agreed to compromise the August 17, 2012 order issued by BOEM and BSEE insofar as it pertained to the Company’s decommissioning obligations for certain of its oil and gas leases set forth in Exhibit A to the Settlement Agreement (as described therein, the “Idle Iron Blocks”). Specifically, under the Settlement Agreement, the Company is to perform its decommissioning obligations related to the Idle Iron Blocks upon an agreed schedule utilizing funds under the “Total Plugging & Abandonment” line item in its 18-month budget (a copy of which is attached as Exhibit B to the Settlement Agreement). As a result of its entry into the Settlement Agreement, the Company is not required to post any up-front bond amount related to the Idle Iron Blocks. The Settlement Agreement is limited to the specified Idle Iron Blocks set forth in its Exhibit A and does not address any other disputes between the Company and the Department of the Interior as to any other issue regarding the Company’s decommissioning obligations related to any other properties.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.2, and any order entered by the Bankruptcy Court.

Additional information regarding the Bankruptcy Filings is available on the internet at www.atpog.com. Filings with the Bankruptcy Court and claims information are available at www.kccllc.net/atpog.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description
10.1	Decommissioning Trust Agreement by and among ATP Oil & Gas Corporation, the United States of America, acting by and through the Bureau of Ocean Energy Management, of the United States Department of the Interior, and JPMorgan Chase Bank, N.A.

10.2	Settlement Agreement by and among the United States of America, acting by and through the Bureau of Ocean Energy Management and the Bureau of Safety and Environmental Enforcement, each of the United States Department of the Interior.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: December 5, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr. Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Description
10.1	Decommissioning Trust Agreement by and among ATP Oil & Gas Corporation, the United States of America, acting by and through the Bureau of Ocean Energy Management, of the United States Department of the Interior, and JPMorgan Chase Bank, N.A.

10.2	Settlement Agreement by and among the United States of America, acting by and through the Bureau of Ocean Energy Management and the Bureau of Safety and Environmental Enforcement, each of the United States Department of the Interior.